EXEMPTED Company Registered and
filed as No. 373006 On 16-Mar-2021

Assistant Registrar
COMPANIES ACT (AS AMENDED)

______________________________________________________________________

COMPANY LIMITED BY SHARES

______________________________________________________________________

MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
TOROSO CAYMAN SUBSIDIARY I

Auth Code: K20905110408
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EXEMPTED Company Registered and
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Assistant Registrar
COMPANIES ACT (AS AMENDED)

______________________________________________________________________

COMPANY LIMITED BY SHARES

______________________________________________________________________

MEMORANDUM OF ASSOCIATION OF
TOROSO CAYMAN SUBSIDIARY I

1.The name of the Company is Toroso Cayman Subsidiary I.

2.The registered office of the Company will be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands or at such other place as the Directors may from time to time decide.

3.The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act (as amended).

4.The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act (as amended).

5.Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended), or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

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6.The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8.The authorised share capital of the Company is US$50,000 divided into 5,000,000 Shares of US$0.01 par value each, with the power for the Company, insofar as is permitted by law and the Articles of Association of the Company, to redeem or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Act (as amended) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.The Company may exercise the power contained in Section 206 of the Companies Act (as amended) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

10.Capitalised terms that are not defined in this Memorandum of Association bear the same meaning given to those terms in the Articles of Association of the Company.

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We, the subscriber to this Memorandum of Association, wish to form a company limited by shares pursuant to this Memorandum; and we agree to take the number of shares in the capital of th shown opposite our name.

Name and address of Subscriber	Number of shares taken

Mourant Nominees (Cayman) Limited                     One
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
CAYMAN ISLANDS

Mourant Nominees (Cayman) Limited
acting by:

/s/ Reisan Moiten

Name: Reisan Moiten

Title: Authorised Signatory

Witness to the above signature:
/s/ Akeylah Bartlett

Name: Akeylah Bartlett

Address:
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
CAYMAN ISLANDS
Occupation: Administrator/Secretary

Date: 16 March 2021

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COMPANIES ACT (AS AMENDED)

______________________________________________________________________

COMPANY LIMITED BY SHARES

______________________________________________________________________

ARTICLES OF ASSOCIATION
OF
TOROSO CAYMAN SUBSIDIARY I

Auth Code: K20905110408
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TABLE OF CONTENTS

ARTICLE PAGE

TABLE A................................................................................................................................ 1 DEFINITIONS AND INTERPRETATION......................................................................................... 1 COMMENCEMENT OF BUSINESS................................................................................................ 3 SITUATION OF REGISTERED OFFICE OF THE COMPANY................................................................ 3 SHARES................................................................................................................................. 3 ISSUE OF SHARES.................................................................................................................. 4 REDEMPTION AND REPURCHASE OF SHARES.............................................................................. 5 TREASURY SHARES................................................................................................................. 5 MODIFICATION OF RIGHTS...................................................................................................... 6 SHARE CERTIFICATES............................................................................................................. 6 TRANSFER AND TRANSMISSION OF SHARES.............................................................................. 6 LIEN..................................................................................................................................... 8 CALL ON SHARES.................................................................................................................... 8 FORFEITURE OF SHARES......................................................................................................... 9 ALTERATION OF SHARE CAPITAL............................................................................................. 10 GENERAL MEETINGS............................................................................................................. 11 NOTICE OF GENERAL MEETINGS............................................................................................. 12 PROCEEDINGS AT GENERAL MEETINGS................................................................................... 12 VOTES OF SHAREHOLDERS.................................................................................................... 14 WRITTEN RESOLUTIONS OF SHAREHOLDERS........................................................................... 15 DIRECTORS.......................................................................................................................... 16 TRANSACTIONS WITH DIRECTORS.......................................................................................... 17 POWERS OF DIRECTORS........................................................................................................ 18 PROCEEDINGS OF DIRECTORS............................................................................................... 19 WRITTEN RESOLUTIONS OF DIRECTORS.................................................................................. 21 PRESUMPTION OF ASSENT..................................................................................................... 21 BORROWING POWERS........................................................................................................... 21 SECRETARY.......................................................................................................................... 21 THE SEAL............................................................................................................................. 22 DIVIDENDS, DISTRIBUTIONS AND RESERVES........................................................................... 22 SHARE PREMIUM ACCOUNT.................................................................................................... 23 ACCOUNTS........................................................................................................................... 23 AUDIT................................................................................................................................. 24 NOTICES.............................................................................................................................. 24 WINDING UP AND FINAL DISTRIBUTION OF ASSETS................................................................. 25 INDEMNITY.......................................................................................................................... 25 DISCLOSURE........................................................................................................................ 25 CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE...................................................... 26 REGISTRATION BY WAY OF CONTINUATION............................................................................. 26 FINANCIAL YEAR................................................................................................................... 26 AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION............................................ 26 CAYMAN ISLANDS DATA PROTECTION..................................................................................... 27

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COMPANIES ACT (AS AMENDED)

______________________________________________________________________

COMPANY LIMITED BY SHARES

______________________________________________________________________

ARTICLES OF ASSOCIATION
OF
TOROSO CAYMAN SUBSIDIARY I

TABLE A

1.In these Articles the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles.

DEFINITIONS AND INTERPRETATION

2.In these Articles the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Articles	the Articles of Association of the Company as amended from time to time by Special
Auditors	the auditor or auditors for the time being of th
Companies Ac	the Companies Act (as amended) of the Cayman Islands;

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Company	the above-named compan
Directors and Board of Directors	the Directors of the Company for the time being case may be, the Directors assembled as a board or as a committee of the board;
Electronic Record	has the same meaning as in the Electronic Transactions Act;
Electronic Transactions Act	the Electronic Transactions Act (as amended) of the Cayman Islands;
Memorandum	the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution;
Ordinary Resolution
a resolution passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, and includes a unanimous written resolution;

paid up	paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;
person	any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires;
Register of Members	the register of Shareholders to be kept pursuant to these Articles;
Registered Office	means the registered office for the time being of the Company;
Seal	the common seal of the Company including any duplicate seal;
Secretary	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
Share	a share in the capital of the Company of any class including a fraction of such share;
Shareholder
any person registered in the Register of Members as the holder of Shares of the Company and, where two or more persons are so registered as the joint holders of such Shares, the person whose name stands first in the Register of Members as one one of such joint holders;

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Share Premium Account	the share premium account established in accordance with these Articles and the Companies Act;
signed	includes an electronic signature and a signature or representation of a signature affixed by mechanical means;
Special Resolution	has the same meaning as in the Companies Act, and includes a unanimous written resolutions; and
Treasury Share	Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled

3.In these Articles, unless there be something in the subject or context inconsistent with such construction:

(a)    words importing the singular number shall include the plural number and vice versa;

(b)    words importing the masculine gender only shall include the feminine gender;

(c)    words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not;

(d)    the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

(e)    the words "year" shall mean calendar year, "quarter" shall mean calendar quarter and "month" shall mean calendar month;

(f)    reference to "dollar" or "$"is reference to the legal currency of the United States of America;

(g)    references to enactments shall include reference to any modification or re-enactments thereof for the time being in force;

(h)    any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class of Shareholders) includes any adjournment of that meeting;

(i)    in these Articles, Sections 8 and 19 of the Electronic Transactions Act shall not apply; and

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(j)    "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

4.Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

5.The table of contents to and the headings in these Articles are for convenience of reference only and are to be ignored in construing these Articles.

COMMENCEMENT OF BUSINESS

6.The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit.

SITUATION OF REGISTERED OFFICE OF THE COMPANY

7.The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

8.The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares.

9.Subject as herein provided, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same to such persons, on such terms and in such manner as they may think fit.

10.Subject to the provisions of the Companies Act, and without prejudice to any rights previously conferred on the holders of existing Shares, any share or fraction of a share in the Company's share capital may be issued with such preferred, deferred, other special rights, or restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Board of Directors may from time to time by resolution determine, and any share may be issued by the Directors on the terms that it is, or at the option of the Directors is liable, to be redeemed or purchased by the Company whether out of capital in whole or in part or otherwise.

11.The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part.

12.The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares.

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13.No person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as by these Articles otherwise provided or as by law required) any other right in respect of any Share except an absolute right thereto in the registered holder.

14.The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine, and in the absence of any such determination, the Register of Members shall be kept at the Registered Office.

15.The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

16.The Company shall not issue Shares to bearer.

ISSUE OF SHARES

17.Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. All Shares shall be issued as redeemable shares and shall be liable to be redeemed in accordance with these Articles.

18.The Directors may issue fractions of a Share, up to three decimal places, and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated.

19.The premium arising on all issues of Shares shall be held in a Share Premium Account established in accordance with these Articles.

20.Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind.

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REDEMPTION AND REPURCHASE OF SHARES

21.Subject to the provisions of the Companies Act, the Shares are redeemable at the option of the Company and at the option of Shareholders, on the giving of at least one day's written notice, at a redemption price equal to the net asset value per Share as determined by the Directors as at the redemption date. In calculating the net asset value per Share for this purpose, the Directors shall apply such generally accepted accounting principles as they may determine and the assets and liabilities of the Company shall be valued in accordance with such policies as the Directors may determine. Absent bad faith or manifest error, any valuation made pursuant to this Article shall be binding on all persons.

22.Notwithstanding any other provision of these Articles, the Share subscribed for by the subscriber to the Company's Memorandum of Association shall be issued at par and, subject to the provisions of Section 37 of the Companies Act, shall be purchased by the Company at par out of capital immediately upon the issue of further Shares pursuant to these Articles.

23.Subject to the provisions of the Companies Act, the Company may purchase its own Shares (including any redeemable Shares) provided that the Shareholders shall have approved the manner of purchase by Ordinary Resolution.

24.The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

TREASURY SHARES

25.Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

26.No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

27.The Company shall be entered in the Register of Members as the holder of the Treasury Shares provided that:

(a)    the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)    Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is

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permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

28.Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

MODIFICATION OF RIGHTS

29.If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least three-quarters of the issued Shares of that class, or with the sanction of a resolution passed by a majority of at least three-quarters of the votes cast at a separate meeting of the holders of the Shares of that class.

30.The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one or more Shareholders holding or representing by proxy at least twenty per cent in par value of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

31.The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

SHARE CERTIFICATES

32.The Shares will be issued in fully registered, book-entry form. Certificates shall only be provided to Shareholders if specifically requested.

33.Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a share certificate specifying the Share or Shares held by him and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint Shareholders shall be sufficient delivery to all.

34.If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms if any, as to evidence and obligations to indemnify the Company as the Board of Directors may determine.

TRANSFER AND TRANSMISSION OF SHARES

35.No transfer of Shares shall be permitted without the consent of the Directors, which may be withheld for any or no reason but may include any transfer which in the opinion of the Directors

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is not or may not be consistent with any representation or warranty that the transferor of the Shares may have given to the Company, may result in Shares being held by any person in breach of the laws of any country or government authority, or may subject the Company or Shareholders to adverse tax or regulatory consequences under the laws of any country.

36.All transfers of Shares shall be effected by transfer in writing in any usual or common form in use in the Cayman Islands or in any other form approved by the Directors and need not be under seal.

37.The instrument of transfer must be executed by or on behalf of the transferor. The instrument of transfer must be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and the transferor is deemed to remain the holder until the transferee’s name is entered in the Register of Members. The instrument of transfer must be completed and signed in the exact name or names in which such Shares are registered, indicating any special capacity in which it is being signed with relevant details supplied to the Company.

38.The Directors shall not recognise any transfer of Shares unless the instrument of transfer is deposited at the Registered Office or such other place as the Directors may reasonably require for the Shares to which it relates, together with such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

39.The registration and transfer of Shares may be suspended at such times and for such periods as the Directors may from time to time determine.

40.All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

41.In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where he was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to his interest in the Shares, but nothing in this Article shall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by him.

42.Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon producing such evidence of his title as the Directors may require, have the right either to be registered himself as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability.

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43.A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until he shall be registered as a Shareholder in respect of the Share provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

LIEN

44.The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

45.The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

46.To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

47.The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

48.Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen days notice

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specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

49.A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

50.The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

51.If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

52.An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

53.The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

54.The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

55.No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

56.If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

57.If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

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58.A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

59.A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

60.A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

61.The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

ALTERATION OF SHARE CAPITAL

62.The Company may from time to time by Ordinary Resolution increase its share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe.

63.All new Shares shall be subject to the provisions of these Articles with reference to transfer, transmission and otherwise.

64.Subject to the provisions of the Companies Act, the Company may by Special Resolution from time to time reduce its share capital in any way, and in particular, without prejudice to the generality of the foregoing power, may:

(a)    cancel any paid-up share capital which is lost, or which is not represented by available assets; or

(b)    pay off any paid-up share capital which is in excess of the requirements of the Company,

and may, if and so far as is necessary, alter its Memorandum by reducing the amounts of its share capital and of its Shares accordingly.

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65.The Company may from time to time by Ordinary Resolution alter (without reducing) its share capital by:

(a)    consolidating and dividing all or any of its share capital into Shares of larger amount than its existing Shares;

(b)    sub-dividing its Shares, or any of them, into Shares of smaller amount than that fixed by its Memorandum so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived; or

(c)    cancelling any Shares which, at the date of the passing of the Ordinary Resolution in that behalf, have not been taken, or agreed to be taken by any person, and diminishing the amount of its authorised share capital by the amount of the Shares so cancelled.

GENERAL MEETINGS

66.The Company may in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year.

67.All general meetings (other than annual general meetings) shall be called extraordinary general meetings.

68.The Directors may proceed to convene a general meeting of the Company whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting of the Company on the requisition of the Shareholders of the Company holding at the date of the deposit of the requisition not less than one-half of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company.

69.The requisition must state the objects of the meeting and must be signed by the requisitionist and deposited at the Registered Office and may consist of several documents in like form each signed by one or more requisitionists.

70.If the Directors do not within ten (10) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said ten (10) days.

71.A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location, as the Directors think fit.

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NOTICE OF GENERAL MEETINGS

72.Ten (10) calendar days' notice at least specifying the place, the day and the hour of any general meeting of the Company, and in case of special business the general nature of such business (and in the case of an annual general meeting specifying the meeting as such), shall be given in the manner hereinafter mentioned to such persons as are under the provisions of these Articles or the conditions of issue of the Shares held by them entitled to receive notices from the Company. If the Directors determine that prompt Shareholder action is advisable, they may shorten the notice period for any general meeting of the Company to such period as the Directors consider reasonable.

73.A general meeting shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed:

(a)    in the case of a meeting called as the annual general meeting by all the Shareholders entitled to attend and vote thereat; and

(b)    in the case of any other meeting by a majority in number of the Shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in nominal value of the Shares giving that right.

74.In every notice calling a meeting of the Company, there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote either (i) is entitled to appoint one or more proxies to attend such meeting and vote instead of him and that a proxy need not also be a Shareholder or (ii) has appointed a proxy who, unless such appointment is revoked, will attend such meeting and vote on behalf of such Shareholder.

75.The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

76.All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting with the exception of declaring or approving the payment of dividends, the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Directors in the place of those retiring, the appointment of additional Directors, the fixing of the remuneration of the Directors, and the appointment and the fixing of the remuneration of the Auditors.

77.No business shall be transacted at any general meeting unless a quorum is present. Save as otherwise provided in these Articles a quorum shall be the presence, in person or by proxy, of one or more persons holding at least twenty per cent in par value of the issued Shares which confer the right to attend and vote thereat.

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78.Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the Shareholders present shall be a quorum.

79.The Chairman (if any) or, if absent, the Deputy Chairman (if any) of the Board of Directors, or, failing him, some other Director nominated by the Directors shall preside as Chairman at every general meeting of the Company, but if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director be present within fifteen minutes after the time appointed for holding the meeting, or if neither of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman or if no Directors be present, or if all the Directors present decline to take the chair, the Shareholders present shall choose some Shareholder present to be Chairman.

80.The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, seven calendar days' notice at the least specifying the place, the day and the hour of the adjourned meeting, shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

81.At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Shareholder present in person or by proxy.

82.Unless a poll be so demanded, a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the Company’s minute book containing the minutes of the proceedings of the meeting, shall be conclusive evidence of the fact without proof of the number or the proportion of the votes recorded in favour of or against such resolution.

83.If a poll is duly demanded it shall be taken in such manner and at such place as the Chairman may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman may, in the event of a poll, appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

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84.In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands or at which the poll is taken, shall not be entitled to a second or casting vote.

85.A poll demanded on the election of a Chairman and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs not being more than ten days from the date of the meeting or adjourned meeting at which the poll was demanded.

86.The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

87.A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

VOTES OF SHAREHOLDERS

88.On a show of hands every holder of Shares present and entitled to vote thereon shall have one vote. On a poll every holder of Shares, present in person or by proxy and entitled to vote thereon, shall be entitled to one vote in respect of each Share held by him.

89.In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.

90.A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote on a poll, by his attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Registered Office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

91.No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

92.On a poll votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

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93.The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

94.Any person (whether a Shareholder of the Company or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

95.The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company, no later than the time appointed for holding the meeting or adjourned meeting; provided that the Chairman of the meeting may in his discretion accept an instrument of proxy sent by fax, email or other electronic means.

96.An instrument of proxy shall be in such common form as the Directors may approve.

97.The Directors may at the expense of the Company send, by post or otherwise, to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

98.A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed; PROVIDED THAT no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

99.Any corporation which is a Shareholder of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

WRITTEN RESOLUTIONS OF SHAREHOLDERS

100.A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting shall be as valid and effectual as a resolution passed

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at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders.

DIRECTORS

101.There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscriber(s) to the Memorandum.

102.A Director need not be a Shareholder of the Company but shall be entitled to receive notice of and attend all general meetings of the Company.

103.The Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in his stead. Without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board of Directors, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy or otherwise.

104.The Directors shall each be entitled to such remuneration as may be voted to them by the Board of Directors and this may be in addition to such remuneration as may be payable under any other Article hereof. Such remuneration shall be deemed to accrue from day to day. The Directors and the Secretary may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any Committee of the Directors or general meetings of the Company or in connection with the business of the Company. The Directors may in addition to such remuneration as aforesaid grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company.

105.Each Director shall have the power to nominate another Director or any other person to act as alternate Director in his place at any meeting of the Directors at which he is unable to be present and at his discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions powers and duties of the Director he represents. Any Director of the Company who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of his appointor in addition to the vote to which he is entitled in his own capacity as a Director of the Company, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as such alternate Director if and when the Director by whom he has been appointed vacates his office of Director. The remuneration of an alternate

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Director shall be payable out of the remuneration of the Director appointing him and shall be agreed between them.

106.Every instrument appointing an alternate Director shall be in such common form as the Directors may approve.

107.The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors.

108.The office of a Director shall be vacated in any of the following events namely:

(a)    if he resigns his office by notice in writing signed by him and left at the Registered Office;

(b)    if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)    if he becomes of unsound mind;

(d)    if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment;

(e)    if he be requested by all of the other Directors to vacate office; or

(f)    if he is removed from office by an Ordinary Resolution of the Company.

TRANSACTIONS WITH DIRECTORS

109.A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director on such terms as to tenure of office and otherwise as the Directors may determine.

110.No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of his interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after he becomes so interested.

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111.In the absence of some other material interest than is indicated below, provided a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company declares (whether by specific or general notice) the nature of his interest at a meeting of the Directors that Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

112.Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

113.Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

114.Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company).

POWERS OF DIRECTORS

115.The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

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116.The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

117.All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

118.The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the Chairman shall not have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

119.A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

120.The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two, if there are two or more Directors, and shall be one if there is only one Director.

121.The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up vacancies in their number, or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Shareholders may summon a general meeting for the purpose of appointing Directors.

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122.The Directors may from time to time elect and remove a Chairman and, if they think fit, a Deputy Chairman and determine the period for which they respectively are to hold office. The Chairman or, failing him, the Deputy Chairman shall preside at all meetings of the Directors, but if there be no Chairman or Deputy Chairman, or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

123.A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

124.Without prejudice to the powers conferred by these Articles, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors. The Directors may, by power of attorney or otherwise, appoint any person to be an agent of the Company on such condition as the Directors may determine, provided that the delegation is not to the exclusion of their own powers.

125.The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

126.The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Shareholders.

127.All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

128.The Directors shall cause minutes to be made of:

(a)    all appointments of officers made by the Directors;

(b)    the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)    all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors.

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Any such minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings took place, or by the Chairman of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of their proceedings.

WRITTEN RESOLUTIONS OF DIRECTORS

129.A resolution in writing signed by all the Directors for the time being entitled to attend and vote at a meeting of the Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors (or his or their alternates).

PRESUMPTION OF ASSENT

130.A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

BORROWING POWERS

131.The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

SECRETARY

132.The Secretary shall be appointed by the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or if there is no Assistant or Deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors; PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

133.No person shall be appointed or hold office as Secretary who is:

(a)    the sole Director of the Company; or

(b)    a corporation the sole director of which is the sole Director of the Company; or

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(c)    the sole director of a corporation which is the sole Director of the Company.

THE SEAL

134.The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a Resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the duplicate thereof shall be affixed in the presence of any one Director or the Secretary, or of some other person duly authorised by the Directors.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

135.Subject to the Companies Act, these Articles, and the special rights attaching to Shares of any class, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account of the Company, or as otherwise permitted by the Companies Act.

136.Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends and distributions in respect of Shares shall be declared and paid according to the par value of the Shares that a Shareholder holds. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly.

137.The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by him to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

138.The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

139.Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of

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the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

140.Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company.

141.No dividend or distribution shall bear interest against the Company.

SHARE PREMIUM ACCOUNT

142.The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

ACCOUNTS

143.The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

144.The books of account shall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

145.The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by resolution of the Shareholders.

Auth Code: K20905110408
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EXEMPTED Company Registered and
filed as No. 373006 On 16-Mar-2021

Assistant Registrar
AUDIT

146.The accounts relating to the Company's affairs shall be audited in such manner as may be determined from time to time by resolution of the Shareholders or failing any such determination, by the Board of Directors, or failing any determination as aforesaid, shall not be audited.

NOTICES

147.Any notice or document may be served by the Company on any Shareholder either personally or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Members or by cable, telex, facsimile or e-mail should the Directors deem it appropriate.

148.In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

149.Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

150.Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such officer at the Registered Office.

151.Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by email, service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

152.Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall notwithstanding that such Shareholder be then dead, insane, bankrupt or dissolved, and whether or not the Company has notice of such death, insanity, bankruptcy or dissolution, be deemed to have been duly served in respect of any Share

Auth Code: K20905110408
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EXEMPTED Company Registered and
filed as No. 373006 On 16-Mar-2021

Assistant Registrar
Assistant Registrar

registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

WINDING UP AND FINAL DISTRIBUTION OF ASSETS

153.If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit.

154.If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

155.If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any Shares in respect of which there is liability.

INDEMNITY

156.Every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

DISCLOSURE

Auth Code: K20905110408
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EXEMPTED Company Registered and
filed as No. 373006 On 16-Mar-2021

Assistant Registrar

157.Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company’s shares are listed or in accordance with any contract entered into by the Company, be entitled to release or disclose any information in his possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

158.The Directors may fix in advance a date as the record date for any determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive payment of any dividend the Directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination.

159.If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting has been made in the manner provided in the preceding Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

160.The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

FINANCIAL YEAR

161.The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the fiscal year shall end on 31 December in each year.

AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

162.The Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein by passing a Special Resolution in the manner prescribed by the Companies Act.

Auth Code: K20905110408
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EXEMPTED Company Registered and
filed as No. 373006 On 16-Mar-2021

Assistant Registrar
CAYMAN ISLANDS DATA PROTECTION

163.The Company is a "data controller" for the purposes of the Data Protection Act, 2017 (as amended, the DPA). By virtue of subscribing for and holding Shares in the Company, Shareholders provide the Company with certain information (Personal Data) that constitutes “personal data” under the DPA. Personal Data includes, without limitation, the following information relating to a Shareholder and/or any natural person(s) connected with a Shareholder (such as a Shareholder's individual directors, members and/or beneficial owner(s)): name, residential address, email address, corporate contact information, other contact information, date of birth, place of birth, passport or other national identifier details, national insurance or social security number, tax identification, bank account details and information regarding assets, income, employment and source of funds.

164.The Company processes such Personal Data for the purposes of:

(a)    performing contractual rights and obligations (including under the constitutional documents of the Company);

(b)    complying with legal or regulatory obligations (including those relating to anti-money laundering and counter-terrorist financing, preventing and detecting fraud, sanctions, automatic exchange of tax information, requests from governmental, regulatory, tax and law enforcement authorities, beneficial ownership and maintaining statutory registers); and

(c)    the legitimate interests pursued by the Company or third parties to whom Personal Data may be transferred, including to manage and administer the Company, to send updates, information and notices to Shareholders or otherwise correspond with Shareholders regarding the Company, to seek professional advice, including legal advice, to meet accounting, tax reporting and audit obligations, to manage risk and operations and to maintain internal records.

165.The Company transfers Personal Data to certain third parties who process the Personal Data on the Company's behalf, including third party service providers that it appoints or engages to assist with the Company's management, operation, administration and legal, governance and regulatory compliance. In certain circumstances, the Company may be required by law or regulation to transfer Personal Data and other information with respect to one or more Shareholder(s) to governmental, regulatory, tax and law enforcement authorities. They may, in turn, exchange this information with other governmental, regulatory, tax and law enforcement authorities (including in jurisdictions other than the Cayman Islands).

Auth Code: K20905110408
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EXEMPTED Company Registered and
filed as No. 373006 On 16-Mar-2021

Assistant Registrar
______________________________________________________________________

Name and address of Subscriber

_________________________________________________________________________________

Mourant Nominees (Cayman) Limited
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
CAYMAN ISLANDS

Mourant Nominees (Cayman) Limited
acting by:

/s/ Reisan Moiten

Name: Reisan Moiten

Title: Authorised Signatory

Witness to the above signature:

/s/ Akeylah Bartlett

Name: Akeylah Bartlett

Address:
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
CAYMAN ISLANDS
Occupation: Administrator/Secretary

Date: 16 March 2021

Auth Code: K20905110408
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